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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                                                                      EXHIBIT 11


                      Consent of Independent Accountants


To the Board of Trustees of
Steadman Technology and Growth Fund


     We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Steadman Technology and Growth Fund (the"Fund") on Form N-1A (File Number 811-1542)of our report dated July 29, 1996, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the period ended June 30, 1996 which is included in the Registration Statement. We also consent to the reference of our firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                             /s/ Cooper & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.



Baltimore, Maryland
October 15, 1996